Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284229

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2026

Preliminary Prospectus Supplement

(to Prospectus dated February 7, 2025)

Calidi Biotherapeutics, Inc.

Up To       Common Stock Units

Each Common Stock Unit Consisting of One Share of Common Stock

One Series J Warrant to Purchase One Share of Common Stock

One Series K Warrant to Purchase One Share of Common Stock, and

One Series L Warrant to Purchase One Share of Common Stock

Up to       Pre-Funded Warrant Units

Each Pre-Funded Warrant Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock

One Series J Warrant to Purchase One Share of Common Stock

One Series K Warrant to Purchase One Share of Common Stock, and

One Series L Warrant to Purchase One Share of Common Stock

Up to       Shares of Common Stock Underlying the Pre-Funded Warrants

Up to       Shares of Common Stock Underlying the Series J Warrants

Up to       Shares of Common Stock Underlying the Series K Warrants

Up to       Shares of Common Stock Underlying the Series L Warrants

Calidi Biotherapeutics, Inc. (the “Company” or “we” or “our” or “us”) is offering (“Offering”) up to             common stock units (the “Common Stock Units”) in a firm commitment underwritten public offering. Each Common Stock Unit consists of (i) one share of our common stock, par value $0.0001 per share (“Common Stock”) (or pre-funded warrants to purchase one share of our Common Stock in lieu thereof), (ii) one Series J common stock warrant (“Series J Warrants”) to purchase one share of our Common Stock (or pre-funded warrants to purchase one share of our Common Stock in lieu thereof), (iii) a Series K common stock warrant (“Series K Warrants”) to purchase one share of our Common Stock (or pre-funded warrants to purchase one share of our Common Stock in lieu thereof), and (iv) a Series L common stock warrant (“Series J Warrants”) to purchase one share of our Common Stock (or pre-funded warrants to purchase one share of our Common Stock in lieu thereof) (“Series L Warrants” and together with the Series J Warrants and the Series K Warrants, the “Common Warrants”). The combined purchase price for each Common Stock Unit is $       . The Series J Warrants will have an initial exercise price of $        per share. The Series J Warrants are exercisable immediately, subject to certain limitations described herein. The Series J Warrants will expire five (5) years from the date of issuance. The Series K Warrants will have an initial exercise price of $       per share. The Series K Warrants are exercisable immediately, subject to certain limitations described herein. The Series K Warrants will expire one (1) year from the date of issuance. The Series L Warrants will have an initial exercise price of $       per share. The Series L Warrants are exercisable immediately, subject to certain limitations described herein. The Series L Warrants will expire six (6) months from the date of issuance. The Common Warrants will each include provisions in relation to the reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the lowest five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five calendar days after issuance of the Series J Warrants, the Series K Warrants and the Series L Warrants, as applicable. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25.

We are also offering to each purchaser whose purchase of Common Stock Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, up to              pre-funded warrant units (the “Pre-Funded Warrant Units” and together with the Common Stock Units, the “Units”), in lieu of Common Stock Units. Each Pre-Funded Warrant Unit consists of: (i) one pre-funded warrant to purchase one share of our Common Stock (the “Pre-Funded Warrants”), (ii) one Series J Warrant to purchase one share of our Common Stock, (iii) one Series K Warrant to purchase one share of our Common Stock, and (iv) one Series L Warrant to purchase one share of our Common Stock. The Common Warrants included in the Pre-Funded Warrant Units are identical to the Common Warrants included in the Common Stock Units. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share of Common Stock. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The public offering price per Pre-Funded Warrant Unit is equal to the public offering price per Common Stock Unit less $0.001. For each Pre-Funded Warrant Unit we sell, the number of Common Stock Units we are offering will be decreased on a one-for-one basis.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Common Warrants. The number of Common Warrants sold in this offering will not change as a result of a change in the mix of the Common Stock Units and Pre-Funded Warrant Units sold.

Neither the Common Stock Units nor the Pre-Funded Warrant Units will be issued or certificated. The shares of Common Stock in the Common Stock Units or the Pre-Funded Warrants in the Pre-Funded Warrant Units, as applicable, and the accompanying Common Warrants, can only be purchased together in this Offering but will be issued separately and will be immediately separable upon issuance. The shares of Common Stock, the Pre-Funded Warrants, the Common Warrants, and shares of Common Stock underlying the Pre-Funded Warrants and the shares of Common Stock underlying the Common Warrants are sometimes collectively referred to herein as the “securities.”

Our shares of Common Stock are listed on the NYSE American LLC (the “NYSE American”) under the symbol “CLDI.” On March 4, 2026, the last reported sale price of our Common Stock on the NYSE American was $0.7945 per share. There is no established trading market for the Pre-Funded Warrants or the Common Warrants, and we do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited. See “Risk Factors - There is no established public trading market for the Pre-Funded Warrants and the Common Warrants being offered in this Offering, and we do not expect a market to develop for the Pre-Funded Warrants and the Common Warrants.”

On August 4, 2025, we effected the 2025 Reverse Stock Split (defined below) at a ratio of 1-for-12, which is more fully described in this prospectus supplement. See “Prospectus Summary — Recent Developments — 2025 Reverse Stock Split”. Unless the context otherwise requires, all share numbers, exercise prices, conversion prices and other share data in this prospectus supplement have been adjusted to give effect to the 2025 Reverse Stock Split; however, our periodic reports on Forms 10-K, 10-Q and 8-K and all of our other filings and documents incorporated by reference into this prospectus that were filed with the Securities and Exchange Commission prior to August 4, 2025, do not give effect to the 2025 Reverse Stock Split, unless otherwise indicated in such filing or document.

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 5 of the accompanying base prospectus, for additional information.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, the accompanying base prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Common Stock Unit	Per Pre-Funded Warrant Unit	Total
Public offering price	$	$	$
Underwriting discount and commissions (1)	$	$	$
Proceeds, before expenses, to the Company	$	$	$

(1)	See the section titled “Underwriting” beginning on page S-19 of this prospectus supplement for a description of the compensation payable to the underwriter.

We have granted the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to an additional               shares of our Common Stock at the public offering price of $         , and/or Series J Warrants to purchase up to an additional                    shares of our Common Stock at the public offering price of $                , and/or Series K Warrants to purchase up to an additional                  shares of our Common Stock at the public offering price of $            , and/or Series L Warrants to purchase up to an additional                shares of our Common Stock at the public offering price of $         , less underwriting discounts and commissions, in each case solely to cover over-allotments, if any.

The underwriter expects to deliver the securities against payment on or about March        , 2026.

Sole Book-Running Manager

Ladenburg Thalmann

The date of this prospectus supplement is March     , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed on Form S-3 (Registration No. 333-284229) with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. The shelf registration statement was filed with the SEC on January 10, 2025, and was declared effective by the SEC on February 7, 2025.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities offering and adds to, and updates information contained in the accompanying base prospectus and the documents incorporated by reference therein and herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering, include all material information relating to this offering. Neither we nor the underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

S-1

This prospectus supplement, the accompanying base prospectus and any such free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying base prospectus and any such free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying base prospectus.

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “CLDI” refer to Calidi Biotherapeutics, Inc., a Delaware corporation. References to “you” refer to a prospective investor.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-9 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

S-2

Overview of our Company

We are a biotechnology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. Our proprietary Redtail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent genetic medicine(s) to metastatic locations. We expect to file an IND for a Phase I trial by the end of 2026 with CLD-401, the first compound from the RedTail platform, delivering IL-15 superagonist to the tumor microenvironment (“TME”).

Our RedTail platform is the culmination of over a decade of work around genetic engineering of viruses and allows for the systemic administration of a proprietarily-modified oncolytic virus that can:

●	Survive in circulation and home to metastatic tumor sites;
●	Only replicates in tumor cells
●	Induce immuogenic kill in tumor cells and immune priming in the TME; and
●	Deliver genetic medicine payloads like IL-15 superagonist for expression in the TME.

Our legacy SuperNova and NeuroNova stem cell based oncolytic virus  platforms are designed to:

●	Protect oncolytic viruses from neutralizing antibodies and complement inactivation and innate immune cell inactivation;
●	Enhance oncolytic viral amplification inside the allogeneic cells; and
●	Modify the TME to allow improvements in cell targeting and viral amplification at the tumor site.

Oncolytic viruses have been pursued as therapeutic platforms in oncology because of their ability to preferentially infect and replicate within cancer cells, resulting in both direct lysis of the tumor cells as well as activation of an antitumor immune response, while leaving normal, healthy cells unharmed. Despite the promises of oncolytic viruses, a major obstacle against their therapeutic use has been their rapid elimination by the patient’s immune system; this has meant that oncolytic viruses have been largely relegated to being used for local delivery to tumors but have not been successful in patients with extensive metastatic disease. The only approved oncolytic virus therapy is T-VEC (Imlygic®), a modified herpes simplex virus (HSV) for the treatment of patients with melanoma given intratumorally.

We have been working on oncolytic viruses for over a decade. Our NeuroNova investigational drug candidate is currently in a Phase 1 trial being run and funded by our partner, City of Hope, in an investigator-initiated trial and we have an open IND for a Phase 1 trial for our SuperNova investigational drug candidate (CLD-201). In July 2025 we were granted Fast Track Designation to CLD-201 by the U.S. Food and Drug Administration (FDA) for the treatment of patients with soft tissue sarcoma. The platforms used in NeuroNova and SuperNova use oncolytic viruses embedded in stem cells to facilitate initial viral amplification and expansion at the tumor sites. This approach has shown substantial benefit over unprotected virus in preclinical studies of intratumoral delivery, but stem cell encapsulation does not allow for systemic delivery of virus to tumor metastases in animal models. The size of the stem cells prohibited efficient dissemination into metastatic sites.

More recently, we used the learnings from NeuroNova and SuperNova to create RedTail, a novel oncolytic viral platform that avoids immune clearance allowing for systemic delivery. RedTail utilizes a proprietary form of enveloped virus with genetic modifications, including engineered expression of CD55 on the enveloped virus, to avoid immune clearance. The virus used in RedTail has been further proprietarily engineered to specifically replicate only in tumor tissue where the virus also has the ability to deliver genetic medicines to the tumor microenvironment. Because the virus is not encapsulated in stem cells, it is thousands of times smaller than the NeuroNova or SuperNova products and disseminates efficiently into metastatic sites in syngeneic animal models. In addition, the virus can be engineered to express genetic medicines while replicating in the tumor.

CLD-401, the first lead derived from the RedTail platform. CLD-401 is enveloped and overexpressed CD55 on its outer membrane. It is tropic for tumor cells and, when replicating, expresses IL-15 superagonist at high concentrations in the tumor microenvironment. In animal models, CLD-401 can be given systemically and clear metastatic sites in syngeneic tumor mouse models with demonstrated enhanced biological efficacy. The combination of the RedTail virus with its genetic payload drives complete tumor eradication in the tumor models compared to the RedTail virus alone. We believe that RedTail, given its systemic administration and targeting to metastatic sites and its delivery of genetic medicines, represents a major advancement in the space of oncolytic virus in oncology. The company is developing additional leads from the RedTail platform including compounds that simultaneously express a bispecific T-cell engager (BiTE) and a T-cell activator as well as compounds for use outside of oncology.

S-3

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates and undertaking preclinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations primarily through private sales of Common Stock, warrants, convertible promissory notes, term debt, and the issuance of publicly traded securities. These investments have included and have been made by various related parties, including our former chief executive officer and former chairman of the Board of Directors.

Since inception, we have incurred significant operating losses. Our net loss was $5.2 million and $16.0 million for the three and nine months ended September 30, 2025, respectively. As of September 30, 2025, we had an accumulated deficit of $137.6 million. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel and operate as a public company.

Changes in economic conditions, including rising interest rates, public health issues, lower consumer confidence, volatile equity capital markets, tariffs, ongoing supply chain disruptions, and the impacts of geopolitical conflicts, may also affect our business.

We will not generate revenue from product sales unless and until we successfully complete clinical development and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter into a third-party commercialization partnership, we expect to incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances, and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our inability to raise capital or enter into such agreements as, and when needed, could have a material adverse effect on our business, results of operations and financial condition.

Based on our operating plan, we believe we do not have sufficient cash on hand to support current operations for at least one year from the date of issuance of our unaudited condensed consolidated financial statements as of, and for the three and nine months ended September 30, 2025. We have concluded that this circumstance raises substantial doubt about our ability to continue as a going concern. In addition, we will be required to raise additional capital through the issuance of our equity securities to support our operations which will have an ownership and economic dilutive effect to our current stockholders who purchased their shares of Common Stock at prices above our current trading price, and such capital raising may adversely affect the price of our Common Stock. Further, the sale of or the perception of a sale of a substantial number of our Common Stock by certain selling securityholders pursuant to another registration statement filed with the SEC will adversely affect the price of our Common Stock due to our limited trading volume and adversely affect the share price that we may obtain in future financings and may adversely affect our ability to conduct and complete future financings.

S-4

Amendment to Existing Common Stock Purchase Warrants

The Company intends to enter into an amendment to the Series G, Series H and Series I warrants with certain investors that would, among other things, reduce the per-share exercise price of such warrants to equal the per Common Stock Unit price in this Offering, effective as of the closing date of the Offering.

Recent Developments

Nova Cell Divestment

On October 27, 2025, we entered into a Stock Repurchase Agreement (the “SRA”) and Material Purchase Agreement (the “MPA” and together with the SRA the “Agreements”), with our majority owned subsidiary, Nova Cell, Inc. (“Nova Cell”). In accordance with the Agreements, we sold and transferred all 22,500,000 of our shares of common stock in Nova Cell (the “Repurchased Shares”), representing an ownership interest of 75%, back to Nova Cell, for a purchase price of $6.0 million (the “Purchase Price”). The Purchase Price for the Repurchased Shares was or shall be satisfied (A) in part by cancellation of indebtedness under the September 17, 2024, promissory note, net of specified offsets (including a $0.1 million cash offset), resulting in an Indebtedness Cancellation Amount of $1.2 million, and (B) the balance, by Deferred Consideration of $4.8 million payable after closing, as more fully described in the SRA. After the Deferred Consideration is fully satisfied, the SRA also provides for an ongoing royalty at a fixed percentage of Covered Gross Revenue attributable to or derivative of the materials listed on Schedule A to the MPA ending on the tenth anniversary of Nova Cell’s first product sale. Furthermore, as part of the Agreements, we sold and transferred certain materials to Nova Cell as listed on Schedule 1 to the MPA. Following the closing of the Agreements, Nova Cell is no longer our subsidiary.

At the Market Offering Agreement

On October 11, 2024, the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co., Inc. (“Ladenburg”), under which the Company may, from time to time, in its sole discretion, issue and sell through Ladenburg, acting as agent or principal, shares of the Company’s Common Stock. Pursuant to the Sales Agreement, Ladenburg may sell the Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended. Ladenburg will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose).

The Company will pay Ladenburg a cash commission of 3.0% of the aggregate gross sales proceeds of shares sold through Ladenburg under the Sales Agreement. The Company also agreed to reimburse Ladenburg for certain specified expenses, including the fees and disbursements of its counsel, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel up to $7,500 in connection with diligence bring downs.

Under the terms of the Sales Agreement, the Company may also sell shares to Ladenburg as principal for its own account at prices agreed upon at the time of sale. If the Company sells shares to Ladenburg as principal, it will enter into a separate terms agreement with Ladenburg in substantially the form attached to the Sales Agreement.

The Company is not obligated to sell any shares under the Sales Agreement. The offering of the shares pursuant to the Sales Agreement may be terminated by either the Company or Ladenburg, as permitted therein. Since our entry into the Sales Agreement and as of the date of this Prospectus Supplement, we have offered and sold 692,620 shares of Common Stock for gross proceeds of $6.6 million pursuant to the Sales Agreement.

2025 Reverse Stock Split

On August 1, 2025, the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-12 reverse stock split of the shares of the Company’s Common Stock, effective on August 4, 2025 (the “2025 Reverse Stock Split”). As a result of the 2025 Reverse Stock Split, every twelve shares of issued and outstanding Common Stock were automatically combined into one share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the 2025 Reverse Stock Split, and any fractional shares that would otherwise have resulted from the 2025 Reverse Stock Split were rounded up to the next whole number. The number of authorized shares of Common Stock under the Certificate of Incorporation, remained unchanged.

All references to share and per share amounts for all periods presented have been retrospectively restated to reflect this 2025 Reverse Stock Split. All rights to receive shares of Common Stock under outstanding securities, including but not limited to, warrants, options, and RSUs were adjusted to give effect to the 2025 Reverse Stock Split. Furthermore, proportionate adjustments were made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s 2023 Equity Incentive Plan.

Preliminary Unaudited Financial Results

Our financial statements for the quarter and year ended December 31, 2025, will not be available until after this offering is completed and consequently will not be available to you prior to investing in our securities offered in this offering. Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that: (i) we had a cash balance of $5.6 million as at December 31, 2025; (ii) we had total G&A expenses of $10.5 million for the year ended December 31, 2025 as compared to $12.9 million for the year ended December 31, 2024; (iii) we had R&D expenses of $9.7 million for the year ended December 31, 2025 as compared to $8.9 million for the year ended December 31, 2024.

The preliminary unaudited financial results for the three months ended December 31, 2025 and as of and for the year ended December 31, 2025 (the “preliminary financial information”) are preliminary and were prepared by our management, based upon our estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, year-end closing procedures and/or adjustments, the completion of our financial statements and other operational procedures. This preliminary financial information is the responsibility of our management and has been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures as of or for the year ended December 31, 2025, and our actual results could be materially different from the preliminary financial information provided above. Our independent registered public accounting firm, CBIZ CPAs P.C. (“CBIZ”), has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying preliminary financial information and, accordingly, CBIZ does not express an opinion or any other form of assurance with respect thereto.

During the course of the preparation of our financial statements and related notes as of and for the three months and year ended December 31, 2025, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by CBIZ. Complete results will be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Company Information

Our principal executive offices are located at 4475 Executive Drive, Suite 200, San Diego, California 92121. Our telephone number is (858) 794-9600. Our website address is www.calidibio.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

S-5

THE OFFERING

Common Stock Units Offered by us	Up to Common Stock Units, each consisting of: (i) one share of our Common Stock; (ii) one Series J Warrant to purchase one share of our Common Stock, (iii) one Series K Warrant to purchase one share of our Common Stock, and (iv) one Series L Warrant to purchase one share of our Common Stock. The shares of Common Stock and the Common Warrants included in the Common Stock Units will be delivered through the facilities of DTC.

Pre-Funded Warrant Units Offered by us

We are also offering to each purchaser whose purchase of Common Stock Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, up to           Pre-Funded Warrant Units, in lieu of Common Stock Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock. Each Pre-Funded Warrant Unit consists of: (i) one Pre-Funded Warrant, (ii) one Series J Warrant to purchase one share of our Common Stock, (iii) one Series K Warrant to purchase one share of our Common Stock, and (iv) one Series L Warrant to purchase one share of our Common Stock. The Common Warrants included in the Pre-Funded Warrant Units are identical to the Common Warrants included in the Common Stock Units. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share of Common Stock. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The public offering price per Pre-Funded Warrant Unit is equal to the public offering price per Common Stock Unit, less $0.001.

For each Pre-Funded Warrant Unit we sell, the number of Common Stock Units we are offering will be decreased on a one-for-one basis. The Pre-Funded Warrants and the Common Warrants included in the Pre-Funded Warrant Units will be delivered through the facilities of DTC.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering – Pre-Funded Warrants” on page S-15 of this prospectus supplement for additional information.

Series J Warrants Offered by us:

Each Common Stock Unit or Pre-Funded Warrant Unit purchased in this offering, as the case may be, will include a Series J Warrant to purchase one (1) share of Common Stock (or a pre-funded warrant to purchase one (1) share of our Common Stock in lieu thereof). The Series J Warrant will initially have an exercise price of $       per share of Common Stock which is equal to       % of the price per Common Stock Unit sold in the Offering. The Series J Warrants will be immediately exercisable from the date of issuance, until the date that is the five-year anniversary of the date of issuance. The Series J Warrants will include a reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the lowest five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five calendar days after issuance of the Series J Warrants. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25. The exercise price, and number of shares of Common Stock issuable upon exercise, will be subject to certain further adjustments as described herein. See “Description of Securities We Are Offering – Series J Warrants” on page S-16 of this prospectus supplement for additional information.

The shares of Common Stock and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable and severally transferrable upon issuance. This prospectus supplement also relates to the offering of Common Stock or pre-funded warrants issuable upon exercise of the Series J Warrants.

S-6

Series K Warrants Offered by us:

Each Common Stock Unit or Pre-Funded Warrant Unit purchased in this offering, as the case may be, will include a Series K Warrant to purchase one (1) share of Common Stock (or a pre-funded warrant to purchase one (1) share of our Common Stock in lieu thereof). The Series K Warrant will initially have an exercise price of $       per share of Common Stock which is equal to      % of the price per Common Stock Unit sold in the Offering. The Series K Warrants will be immediately exercisable from the date of issuance, until the date that is the one-year anniversary of the date of issuance. The Series K Warrants will include a reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the lowest five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five calendar days after issuance of the Series K Warrants. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25. The exercise price, and number of shares of Common Stock issuable upon exercise, will be subject to certain further adjustments as described herein. See “Description of Securities We Are Offering – Series K Warrants” on page S-17 of this prospectus supplement for additional information.

The shares of Common Stock and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable and severally transferrable upon issuance. This prospectus supplement also relates to the offering of Common Stock or pre-funded warrants issuable upon exercise of the Series K Warrants.

Series L Warrants Offered by us:

Each Common Stock Unit or Pre-Funded Warrant Unit purchased in this offering, as the case may be, will include a Series L Warrant to purchase one (1) share of Common Stock (or a pre-funded warrant to purchase one (1) share of our Common Stock in lieu thereof). The Series L Warrant will initially have an exercise price of $      per share of Common Stock which is equal to        % of the price per Common Stock Unit sold in the Offering. The Series L Warrants will be immediately exercisable from the date of issuance, until the date that is the six-month anniversary of the date of issuance. The Series L Warrants will include a reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the lowest five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five calendar days after issuance of the Series L Warrants. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25. The exercise price, and number of shares of Common Stock issuable upon exercise, will be subject to certain further adjustments as described herein. See “Description of Securities We Are Offering – Series L Warrants” on page S-18 of this prospectus supplement for additional information.

The shares of Common Stock and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable and severally transferrable upon issuance. This prospectus supplement also relates to the offering of Common Stock or pre-funded warrants issuable upon exercise of the Series L Warrants.

Common Stock Currently Outstanding	7,366,994 (inclusive of 150,000 shares outstanding of non-voting Escalation Shares)

Common Stock to Be Outstanding Immediately Following This Offering (1)	shares of our Common Stock (inclusive of 150,000 shares outstanding of non-voting Escalation Shares), or shares of our Common Stock if the underwriter exercises in full the option to purchase additional shares of Common Stock and/or Pre-Funded Warrants, and/or Common Warrants, in each case excluding any shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants or the Common Warrants.

Public Offering Price	$ per Common Stock Unit; or $ per Pre-Funded Warrant Unit.

Underwriter’s over-allotment option	We have granted a 45-day option to the underwriter to purchase up to additional shares of our Common Stock, and/or Series J Warrants to purchase up to an additional shares of our Common Stock, and/or Series K Warrants to purchase up to an additional shares of our Common Stock, and/or Series L Warrants to purchase up to an additional shares of our Common Stock, less underwriting discounts and commissions, in each case solely to cover over-allotments, if any.

Use of Proceeds

We estimate that the net proceeds to us from this Offering will be approximately $       million, or approximately $     million if the underwriter exercises in full the option to purchase additional shares of our Common Stock and/or Common Warrants, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and excluding any proceeds received upon exercise of the Common Warrants.

We intend to use the net proceeds from this offering, for working capital and for general corporate purposes. See “Use of Proceeds” on page S-12 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

S-7

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, the accompanying base prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

NYSE American Symbol

“CLDI”.

There is no established trading market for the Common Warrants and the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Common Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

(1)	The number of shares of Common Stock expected to be outstanding after this offering is based on 7,366,994 shares outstanding (inclusive of 150,000 shares outstanding of non-voting Escalation Shares) as of February 27, 2026, and excludes:

●	Up to 4,914,841 shares of Common Stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $4.30 per share;

●	Up to 276,448 shares of Common Stock issuable upon the exercise of outstanding stock options, which options have a weighted average exercise price of $48.15 per share;

●	Up to an aggregate of 96,724 shares of Common Stock reserved for future issuance under our 2023 Equity Incentive Plan (the “2023 Plan”);

●	Up to 95,834 shares of Common Stock issuable upon the exercise of Public Warrants at an exercise price of $1,380 per share, which were issued in connection with our initial public offering;

●	Up to 15,938 shares of Common Stock issuable upon the exercise of Private Warrants at an exercise price of $1,380 per share, subject to certain adjustments, issued to certain investors in a private placement at a price of $1,380 per warrant concurrently with the close of our initial public offering;

●	Up to 5,501 shares of Common Stock issuable pursuant to a Forward Purchase Agreement entered into on August 28, 2023 and August 30, 2023 among FLAG and Calidi with certain investors for an OTC Equity Prepaid Forward Transaction;

●	Up to shares of Common Stock issuable upon exercise of the Common Warrants;

●	Up to shares of Common Stock issuable upon exercise of the Pre-Funded Warrants; and

●	Up to shares of Common Stock issuable upon exercise of the Representative Warrants.

Except as otherwise indicated, the information in this prospectus supplement assumes, no release of the Non-Voting Escalation Shares, no exercise of any outstanding options or exercise of any outstanding warrants or conversion of the convertible debt, no exercise of the Common Warrants and the Pre-Funded Warrants being issued in this offering, and no exercise by the Representative of the Representative Warrants.

S-8

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A of our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q, and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying base prospectus, before deciding whether to purchase any of our Common Stock in this offering. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-12 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the Fiscal year ended December 31, 2024.

The report from our independent registered public accounting firm for the year ended December 31, 2024, includes an explanatory paragraph stating that we have significant working capital deficiency, and have incurred significant losses and need to raise additional funds to meet our obligations and sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. As of September 30, 2025, we had approximately $10.4 million in cash and restricted cash of $0.2 million, an accumulated deficit of approximately $137.6 million and working capital of approximately $5.8 million. We believe that our existing cash and cash equivalents as of September 30, 2025, and our anticipated expenditures and commitments for the next twelve months, will not enable us to fund our operating expenses and capital expenditure requirements for the twelve months from September 30, 2025. Our recurring losses from operations since inception and required additional funding to finance our operations raise substantial doubt about our ability to continue as a going concern. These conditions could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. There is no assurance that sufficient financing will be available when needed, or at all, to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may also make it more difficult to operate our business due to concerns about our ability to meet our contractual obligations. Our ability to continue as a going concern is contingent upon, among other factors, the sale of our securities. There is no assurance that sufficient financing will be available when needed, or at all, to allow us to continue as a going concern.

If we are unable to secure additional capital, we may be required to curtail our clinical and research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our clinical and regulatory efforts, which is critical to the realization of our business plan. The consolidated financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment.

S-9

If you purchase securities sold in this offering, you may experience immediate dilution as a result of this offering.

You may incur immediate and substantial dilution as a result of this offering. The combined offering price of our Common Stock Unit and the Pre-Funded Warrant Unit in this Offering is substantially higher than the net tangible book value per share of our outstanding Common Stock. Therefore, if you purchase securities in this Offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this Offering. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this Offering. To the extent shares are subsequently issued upon exercise of outstanding options, warrants or pre-funded warrants, or upon exercise of the Pre-Funded Warrants or Common Warrants being offered in this offering, you will incur further dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this Offering.

Based on a combined offering price of $      per Common Stock Unit and a combined offering price of $      for each Pre-Funded Warrant Unit (and assuming no exercise of the Common Warrants or Pre-Funded Warrants being offered in this Offering and that such warrants are classified as and accounted for as equity), you will experience immediate dilution of $       per share of Common Stock, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this Offering, and the combined offering prices. Furthermore, if the Pre-Funded Warrants or Common Warrants are exercised or if the underwriter exercises the option to purchase additional securities in this Offering, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, could depress the market price of our Common Stock. This offering may contribute to a depressed market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

There is a limited trading market for our Common Stock, which could make it difficult to liquidate an investment in our Common Stock, in a timely manner.

Our Common Stock is currently traded on the NYSE American. Because there is a limited public market for our Common Stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our Common Stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.

There is no established public trading market for the Pre-Funded Warrants and the Common Warrants being offered in this Offering, and we do not expect a market to develop for the Pre-Funded Warrants and the Common Warrants.

There is no established public trading market for the Pre-Funded Warrants and the Common Warrants being offered and sold in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited. Further, the existence of the Pre-Funded Warrants and the Common Warrants may act to reduce both the trading volume and the trading price of our Common Stock.

S-10

The Common Warrants are speculative in nature.

The Common Warrants represent the right to acquire shares of Common Stock, or pre-funded warrants in lieu thereof, at a fixed price. Specifically, holders of the Common Warrants may acquire the shares of Common Stock issuable upon exercise of such warrants at an exercise price of $          per share, or pre-funded warrants in lieu thereof. Moreover, following this Offering, the market value of the Common Warrants is uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of warrants to exercise the Common Warrants.

The holders of the Pre-Funded Warrants and Common Warrants will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants or Common Warrants and acquire shares of our Common Stock.

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrant or any Common Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder exercises the Pre-Funded Warrant and the Common Warrants. Upon exercise of the Pre-Funded Warrant or Common Warrants, the holders will be entitled to exercise the rights of a stockholder of Common Stock only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant, will be exercisable until it is fully exercised and by means of payment of the nominal $            cash purchase price upon exercise, or through a “cashless exercise” procedure. Accordingly, we will not, in case of the Pre-Funded Warrants, receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

We may not receive any additional funds upon the exercise of the warrants.

Each Common Warrant and Pre-Funded Warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares of Common Stock or pre-funded warrants underlying the Common Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants.

Significant holders or beneficial holders of shares of our Common Stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of shares of our Common Stock immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into shares of Common Stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We do not intend to pay dividends on our Common Stock in the foreseeable future.

We have never paid cash dividends on our Common Stock. We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our Common Stock. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our Common Stock. We cannot be certain that our Common Stock will appreciate in price.

Our preliminary financial results included in this prospectus supplement are based on information currently available to management and are subject to change.

The preliminary estimated financial results contained in the Section “Prospectus Summary - Recent Developments - Preliminary Unaudited Financial Results” represent only preliminary financial results and is based on information available to management as of the date of this prospectus supplement. Our actual financial results as of and for the three months and year ended December 31, 2025 are subject to the completion of our financial statements as of such date and such period. Our actual financial results as of and for the three months and the year ended December 31, 2025 may differ from the preliminary estimated financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized.

The preliminary estimated financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. CBIZ CPAs P.C. (“CBIZ”), our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect thereto. Complete results as of for the year ended December 31, 2025 will be included in our Annual Report on Form 10-K for the period ended December 31, 2025. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report as of and for the year ended December 31, 2025.

S-11

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, the documents that we incorporate by reference herein or therein and any free writing prospectuses that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or any supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of Common Stock Units and/or Pre-Funded Warrant Units offered by us in this Offering will be approximately $     million, or approximately $      million if the underwriter exercises the over-allotment option in full, based on a public offering price of $     per Common Stock Unit or $     per Pre-Funded Warrant Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any additional proceeds from the exercise of Pre-Funded Warrants, except a nominal exercise price of $0.001 per share.

We intend to use the net proceeds from this Offering for working capital and for general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. Amounts and timing of our actual expenditures will depend on numerous factors. We will retain broad discretion in the allocation and use of the net proceeds from this Offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this Offering.

We believe that the net proceeds from this Offering, together with our existing cash and cash equivalents, will meet our capital needs for the next months under our current business plan.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

S-12

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our Common Stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DILUTION

If you purchase our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Common Stock Unit (or Pre-Funded Warrant Unit) and the pro forma as adjusted net tangible book value (deficit) per share of our Common Stock after giving effect to this Offering. We calculate net tangible book value (deficit) per share by dividing the net tangible book value (deficit), which is total tangible assets, less total liabilities, by the number of outstanding shares of our Common Stock. Dilution represents the difference between the price per share paid by purchasers of shares in this Offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this Offering. Our net tangible book value (deficit) as of September 30, 2025, was approximately $7.4 million, or $1.07 per share. “Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets.

After giving further effect to financing proceeds and debt repayments from October 1, 2025 and February 27, 2026, our pro forma net tangible book value as of September 30, 2025 would have been approximately $7.8 million, or $1.08 per share.

After giving effect to our issuance and sale of            Common Stock Units in this Offering at a public offering price of $        per Common Stock Unit and                 Pre-Funded Warrant Units at a public offering price of $      per Pre-Funded Warrant Unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, (assuming exercise of the Pre-Funded Warrants in full, and no exercise of the Common Warrants), our pro forma as adjusted net tangible book value as of September 30, 2025, would have been approximately $          million, or $       per share. This represents an immediate increase in net tangible book value of approximately $        per share to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $        per share to purchasers of our securities in this Offering, as illustrated by the following table:

Combined offering price per Common Stock (or Pre-Funded Warrant Unit in lieu thereof)			$
Net tangible book value (deficit) per share as of September 30, 2025		$1.07
Increase per share attributable to financing proceeds and debt repayments from October 1, 2025 and February 27, 2026		$0.01
Increase in net tangible book value per share attributable to this Offering			$
Pro forma as adjusted net tangible book value (deficit) per share as of September 30, 2025, after giving effect to this Offering	$
Dilution in as adjusted net tangible book value (deficit) per share to investors participating in this Offering			$

If the underwriter exercises the option to purchase additional securities at a public offering price of $           per Common Stock Unit, less underwriting discounts and commissions, the as adjusted net tangible book value per share of our Common Stock immediately after this Offering would be $          per share, representing an increase to existing stockholders of $       per share, and an immediate dilution of $       to new investors in this Offering.

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The number of shares of Common Stock to be outstanding after this offering is based on based on 7,366,994 shares outstanding (inclusive of 150,000 shares outstanding of non-voting Escalation Shares) as of February 27, 2026, and excludes:

●	Up to 4,914,841 shares of Common Stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $4.30 per share;

●	Up to 276,448 shares of Common Stock issuable upon the exercise of outstanding stock options, which options have a weighted average exercise price of $48.15 per share;

●	Up to an aggregate of 96,724 shares of Common Stock reserved for future issuance under our 2023 Equity Incentive Plan (the “2023 Plan”);

●	Up to 95,834 shares of Common Stock issuable upon the exercise of Public Warrants at an exercise price of $1,380 per share, which were issued in connection with our initial public offering;

●	Up to 15,938 shares of Common Stock issuable upon the exercise of Private Warrants at an exercise price of $1,380 per share, subject to certain adjustments, issued to certain investors in a private placement at a price of $1,380 per warrant concurrently with the close of our initial public offering;

●	Up to 5,501 shares of Common Stock issuable pursuant to a Forward Purchase Agreement entered into on August 28, 2023 and August 30, 2023 among FLAG and Calidi with certain investors for an OTC Equity Prepaid Forward Transaction;

●	Up to shares of Common Stock issuable upon exercise of the Common Warrants;

●	Up to shares of Common Stock issuable upon exercise of the Pre-Funded Warrants; and

●	Up to shares of Common Stock issuable upon exercise of the Representative Warrants.

Except as otherwise indicated, the information in this prospectus supplement assumes, no release of the Non-Voting Escalation Shares, no exercise of any outstanding options or exercise of any outstanding warrants or conversion of the convertible debt, no exercise of the Common Warrants and the Pre-Funded Warrants being issued in this Offering, and no exercise by the Representative of the Representative Warrants.

To the extent that options or warrants are exercised, or the debt is converted, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering on a firm commitment and underwritten basis up to Common Stock Units, each consisting of: (i) one share of our Common Stock; (ii) one Series J Warrant to purchase one share of our Common Stock, (iii) one Series K Warrant to purchase one share of our Common Stock, and (iv) one Series L Warrant to purchase one share of our Common Stock. We are also registering the shares of our Common Stock issuable upon exercise of the warrants offered.

We are also offering to each purchaser whose purchase of Common Stock Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this Offering, the opportunity to purchase, if the purchaser so chooses, up to           Pre-Funded Warrant Units (together with the Common Stock Units, the “Units”), in lieu of Common Stock Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock. Each Pre-Funded Warrant Unit consists of: (i) one Pre-Funded Warrant, (ii) one Series J Warrant to purchase one share of our Common Stock, (iii) one Series K Warrant to purchase one share of our Common Stock, and (iv) one Series L Warrant to purchase one share of our Common Stock. The Common Warrants included in the Pre-Funded Warrant Units are identical to the Common Warrants included in the Common Stock Units.

The shares of common stock in the Common Stock Units or the Pre-Funded Warrants in the Pre-Funded Warrant Units, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants offered hereby.

Common Stock

The shares of our Common Stock are registered under Section 12 of the Exchange Act and are traded on NYSE American under the symbol “CLDI”. The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock”, beginning on page 6 of the accompanying base prospectus.

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Pre-Funded Warrants

General. The term “pre-funded” refers to the fact that the purchase price of the Pre-Funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of shares of our Common Stock which would result in such ownership of more than 4.99%, or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at a nominal price at a later date.

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

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Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the Pre-Funded Warrant will have the right to require us or the successor entity to purchase the remaining unexercised portion of the Pre-Funded Warrant in cash in an amount equal to a Black Scholes Value as defined in the Pre-Funded Warrant.

Series J Warrants

Pursuant to a Warrant Agency Agreement between us and Equiniti Trust Company, LLC, as warrant agent (“Warrant Agent”), the Series J Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

General. The following summary of certain terms and provisions of Series J Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series J Warrant, a copy of which shall be filed by us with the SEC, on a Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Series J Warrants for a complete description of the terms and conditions of the Series J Warrants.

Exercise Price. Each Series J Warrant offered hereby has an initial exercise price per share equal to $        (representing          % of the price per Common Stock Unit sold in the Offering), or an exercise price per pre-funded warrant equal to $        (representing        % of the price per Pre-Funded Warrant Unit sold in the Offering), subject to adjustments. The Series J Warrants will include a reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five (45) calendar days after issuance of the Series J Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Series J Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. Each Common Stock Unit or Pre-Funded Warrant Unit purchased in this Offering will include one Series J Warrant to purchase one share of our Common Stock (or a pre-funded warrant to purchase one (1) share of our Common Stock in lieu thereof). The Series J Warrants will be issued separately from the shares of Common Stock, the Pre-Funded Warrants, the Series K Warrants and the Series L Warrants included in this Offering.

Floor Price. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25.

Exercisability. The Series J Warrants are immediately exercisable and will expire five (5) years following the date of issuance. Each Series J Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Common Stock (or pre-funded warrants to purchase shares of our Common Stock in lieu thereof) purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitations. The Series J Warrant may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our Common Stock then outstanding (including for such purpose the shares of our Common Stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of Series J Warrants in this offering may also elect prior to the issuance of the Series J Warrants to have the initial exercise limitation set at 9.99%, of our outstanding shares of Common Stock.

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock (or pre-funded warrants to purchase shares of our Common Stock in lieu thereof) issuable upon exercise of the Series J Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in such warrants.

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Transferability. Subject to applicable laws, and the restriction on transfer set forth in the Series J Warrants, the Series J Warrants may be transferred at the option of the holder upon surrender of the Series J Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Series J Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series J Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series J Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series J Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Series J Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series J Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series J Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Series J Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series J Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the Series J Warrants will have the right to require us or the successor entity to purchase the remaining unexercised portion of the Series J Warrant in cash in an amount equal to a Black Scholes Value as defined in the Series J Warrant.

Series K Warrants

Pursuant to a Warrant Agency Agreement between us and the Warrant Agent, the Series K Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

General. The following summary of certain terms and provisions of Series K Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series K Warrant, a copy of which shall be filed by us with the SEC, on a Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Series K Warrants for a complete description of the terms and conditions of the Series K Warrants.

Exercise Price. Each Series K Warrant offered hereby has an initial exercise price per share equal to $      (representing     % of the price per Common Stock Unit sold in the Offering), or an exercise price per pre-funded warrant equal to $         (representing         % of the price per Pre-Funded Warrant Unit sold in the Offering), subject to adjustment. The Series K Warrants will include a reset of the exercise price reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five (45) calendar days after issuance of the Series K Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Series K Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. Each Common Stock Unit or Pre-Funded Warrant Unit purchased in this Offering will include one Series K Warrant to purchase one share of our Common Stock (or a pre-funded warrant to purchase one (1) share of our Common Stock in lieu thereof). The Series K Warrants will be issued separately from the shares of Common Stock, the Pre-Funded Warrants, the Series J Warrants and the Series L Warrants included in this Offering.

Floor Price. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25.

Exercisability. The Series K Warrants are immediately exercisable and will expire one (1) year following the date of issuance. Each Series K Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Common Stock (or pre-funded warrants to purchase shares of our Common Stock in lieu thereof) purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitations. The Series K Warrant may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our Common Stock then outstanding (including for such purpose the shares of our Common Stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of Series K Warrants in this offering may also elect prior to the issuance of the Series K Warrants to have the initial exercise limitation set at 9.99%, of our outstanding shares of Common Stock.

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock (or pre-funded warrants to purchase shares of our Common Stock in lieu thereof) issuable upon exercise of the Series K Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in such warrants.

Transferability. Subject to applicable laws, and the restriction on transfer set forth in the Series K Warrants, the Series K Warrants may be transferred at the option of the holder upon surrender of the Series K Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Series K Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series K Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series K Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series K Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Series K Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series K Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series K Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Series K Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series K Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the Series K Warrants will have the right to require us or the successor entity to purchase the remaining unexercised portion of the Series K Warrant in cash in an amount equal to a Black Scholes Value as defined in the Series K Warrants.

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Series L Warrants

Pursuant to a Warrant Agency Agreement between us and the Warrant Agent, the Series L Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

General. The following summary of certain terms and provisions of Series L Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series L Warrant, a copy of which shall be filed by us with the SEC, on a Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Series L Warrants for a complete description of the terms and conditions of the Series L Warrants.

Exercise Price. Each Series L Warrant offered hereby has an initial exercise price per share equal to $       (representing         % of the price per Common Stock Unit sold in the Offering), or an exercise price per pre-funded warrant equal to $           (representing          % of the price per Pre-Funded Warrant Unit sold in the Offering), subject to adjustment. The Series L Warrants will include a reset of the exercise price reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five (45) calendar days after issuance of the Series L Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Series L Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. Each Common Stock Unit or Pre-Funded Warrant Unit purchased in this Offering will include one Series L Warrant to purchase one share of our Common Stock (or a pre-funded warrant to purchase one (1) share of our Common Stock in lieu thereof). The Series L Warrants will be issued separately from the shares of Common Stock, the Pre-Funded Warrants, the Series J Warrants and the Series K Warrants included in this Offering.

Floor Price. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25.

Exercisability. The Series L Warrants are immediately exercisable and will expire six (6) months following the date of issuance. Each Series L Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Common Stock (or pre-funded warrants to purchase shares of our Common Stock in lieu thereof) purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitations. The Series L Warrant may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our Common Stock then outstanding (including for such purpose the shares of our Common Stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of Series L Warrants in this offering may also elect prior to the issuance of the Series L Warrants to have the initial exercise limitation set at 9.99%, of our outstanding shares of Common Stock.

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock (or pre-funded warrants to purchase shares of our Common Stock in lieu thereof) issuable upon exercise of the Series L Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in such warrants.

Transferability. Subject to applicable laws, and the restriction on transfer set forth in the Series L Warrants, the Series L Warrants may be transferred at the option of the holder upon surrender of the Series L Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Series L Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series L Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series L Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series L Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Series L Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series L Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series L Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Series L Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series L Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the Series L Warrants will have the right to require us or the successor entity to purchase the remaining unexercised portion of the Series L Warrant in cash in an amount equal to a Black Scholes Value as defined in the Series L Warrants.

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UNDERWRITING

We have entered into an underwriting agreement dated  , 2026 with Ladenburg Thalmann & Co., Inc., as the representative of the underwriters, with respect to the securities sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters have agreed, severally and not jointly, to purchase from us the securities set forth opposite the underwriter’s name in the following table at the public offering price less the underwriting discounts set forth in the cover page of this prospectus:

Underwriter	Number of Common Stock Units	Number of Pre-Funded Warrant Units	Number of Accompanying Common Warrants
Ladenburg Thalmann & Co., Inc.
Total

We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $     per share of Common Stock and accompanying Common Warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We have granted a 45-day option to the underwriters to purchase up to    additional shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and/or Series J Warrants to purchase up to an additional           shares of our Common Stock and/or Series K Warrants to purchase up to an additional            shares of our Common Stock and/or Series L Warrants to purchase up to an additional             shares of our Common Stock, at their respective public offering prices solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus. If any of these additional securities are purchased, the underwriters will offer the additional shares of Common Stock, Pre-Funded Warrants and Common Warrants on the same terms as those on which they are being offered.

Underwriting Discount, Commissions and Expenses

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

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Total
		Per Common Stock Unit		Per Pre- Funded Warrant Unit		Without Option Exercise		With Option Exercise
Public offering price	$		$		$		$
Underwriting discounts and commissions	$		$		$		$
Proceeds before expenses, to us	$		$		$		$

Pursuant to the underwriting agreement, we will pay the underwriters, concurrently with the closing of this offering, a underwriting fee equal to 8.0% of the aggregate purchase price paid by each purchaser of securities that are placed in this offering. We have also agreed to pay the Representative a management fee of 1.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the representative for certain of its offering-related expenses, for its legal fees and expenses and other accountable out-of-pocket expenses in an amount up to $125,000.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $[ ].

Representative’s Warrants

We have also agreed to issue to the Representative or its designees at the closing of this offering Representative’s Warrants to purchase an aggregate             of shares of Common Stock (or              shares of Common Stock if the underwriters exercise their over-allotment option in full) (5.0% of the number of Shares and/ or Pre-Funded Warrants sold in the offering). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during a period commencing the closing of this offering and expiring five years from the commencement of sales in this offering. The Representative’s Warrants will be exercisable at a price equal to 125% of the public offering price per Share and such warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the Representative’s Warrants is not effective, the Representative’s Warrants may be exercised on a cashless basis. The Representative’s Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative or its permitted assignees under Rule 5110(e)(1) shall not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants, for a period of 180 days from the commencement of sales in the offering, except that they may be assigned, in whole or in part, as specifically set forth in the underwriting agreement. The Representative’s Warrants will provide for customary anti-dilution provisions (for stock dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110(g)(8).

Lock-up Agreements

Each of our officers and directors have agreed with the underwriters to be subject to a lock-up period of forty-five (45) days following the closing of this offering, subject to certain exceptions. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our equity securities from the date of this prospectus for a period of sixty (60) days following the closing of this offering, subject to certain exceptions. Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the underwriting agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of this prospectus supplement and expiring six months from the closing date of this offering, subject to certain exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

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Determination of Offering Price and Warrant Exercise Price

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the final public offering price:

● our history and its prospects;

● the industry in which the we operate;

● our past and present operating results; and

● the general condition of the securities markets at this time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our Common Stock:

● Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

● Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

● Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE American, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

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In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Except for services provided in connection with this offering and described below, the Representative has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus.

The Representative acted as the underwriter for our public offering that closed in August 2025 (the “August 2025 Offering”). The Representative received a commission equal to 6.0% of the gross proceeds of the August 2025 Offering, and a 1% management fee. In addition, we issued warrants to the Representative (and its designees), exercisable to purchase 150,038 shares of Common Stock, at an exercise price of $3.00 per share, which is equal to 150% of the offering price in the August 2025 Offering. The warrants are exercisable at any time and from time to time, in whole or in part, beginning six (6) months from the date of issuance and expire on the five-year anniversary of initial exercise date. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The Representative (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering.

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LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sheppard, Mullin, Richter & Hampton LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Calidi Biotherapeutics, Inc., as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in Calidi Biotherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information that is included in the registration statement of which this prospectus supplement forms a part and its exhibits. Since this prospectus supplement may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. These documents may also be accessed on our web site at www.calidibio.com. Information contained on our web site is not incorporated by reference into this prospectus supplement and you should not consider information contained on our web site to be part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 which were filed with the SEC on May 14, 2025, August 8, 2025, and November 13, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 10, 2025, January 10, 2025, January 28, 2025, February 5, 2025, February 10, 2025, April 1, 2025, April 23, 2025, May 2, 2025, July 10, 2025, July 11, 2025, July 25, 2025, August 7, 2025, August 14, 2025, August 22, 2025, September 19, 2025, October 24, 2025, October 31, 2025, November 10, 2025, and January 29, 2026;

●	the description of our Common Stock contained in Exhibit 4.(vi) of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-40789); and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.

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Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus supplement:

Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200

San Diego, California 92121

Attention: Andrew Jackson

Chief Financial Officer and Corporate Secretary

(858) 794-9600 ex 102.

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PROSPECTUS

$25,000,000

Calidi Biotherapeutics, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, up to a total offering price of $25,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE American LLC (“NYSE”) under the symbol “CLDI”. On January 8, 2025, the last reported sales price for our common stock was $1.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities on NYSE or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $8.2 million which was calculated based on 26,463,739 shares of outstanding common stock held by non-affiliates as of January 10, 2025, and a price per share of $3.38, the closing price of our common stock on November 13, 2024.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 7, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Calidi”, the “Company,” “we,” “our,” or “us,” in this prospectus refer to Calidi Biotherapeutics, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, results of clinical studies, expectations regarding regulatory clearance and the timing of FDA or non-US filings or approvals including meetings with FDA or non-U.S. regulatory bodies, our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials, procedures and procedure adoption, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus and our most recent consolidated financial statements and related notes.

Company Overview

We are a clinical-stage immuno-oncology company that is developing innovative stem cell-based and enveloped platforms for the delivery and potentiation of oncolytic virotherapies to treat cancer. Our pipeline includes off-the-shelf product candidates designed to protect oncolytic viruses from being quickly inactivated by the patient’s immune system and target tumor sites. Once approved by the FDA, this improved delivery, both localized and systemic, and increased potency will enable us to develop treatments that target various types of cancer at different stages of progression. Our goal is to create therapies that work on any tumor, regardless of its genetic profile (universal treatments). In addition to direct targeting and killing cancer cells, our oncolytic virotherapies have shown signs of changing the tumor immune environment to induce strong anti-tumor immunity that could lead to better cancer treatment and prevent tumor recurrence.

CLD-101 (NeuroNova™ Platform) for Newly Diagnosed High Grade Glioma (“HGG”) (also referred to as “NNV1” as to the indication). CLD-101 is our product candidate utilizing our NeuroNova™ Platform targeting HGG. Prior to our licensing agreement with Northwestern University, an open-label, investigator sponsored, Phase 1, dose- escalation clinical trial for NNV1 in patients with newly diagnosed high-grade gliomas was completed. This clinical trial demonstrated that single administration of CLD-101 was well tolerated in patients with newly diagnosed HGG. Subject to funding, Northwestern University anticipates to commence a Phase 1b clinical trial during the first quarter of 2025. This trial will explore the final dosing regimen for NNV1, including the feasibility of repeated dosing in newly diagnosed HGG. Extensive biomarker analysis will be performed on tumor biopsies and blood samples to determine viral distribution, specific tumor targeting and induction of anti-tumor immunity.

CLD-101 for Recurrent HGG (also referred to as “NNV2” as to the recurrent HGG indication). A phase 1 study evaluating the safety and feasibility of administering repeated doses of CLD-101 intracerebrally to patients with recurrent high-grade gliomas began treatment in May 2023. The study is being run by our partner, City of Hope, and started enrolling cohort 4 in January 2024. Clinical data from patients with recurrent HGG treated with repeated doses of CLD-101 is planned to support the start of a trial of repeated doses in newly diagnosed HGG.

CLD-201 (SuperNova™) for Advanced Solid Tumors (triple-negative breast cancer (“TNBC”), head & neck squamous cell carcinoma (HNSCC), and advanced soft tissue sarcoma (also referred to as “SNV1”). SNV1 is our first internally developed pre-clinical product candidate utilizing our SuperNova™ Delivery Platform. Based on our pre-clinical studies, we believe SNV1 has therapeutic potential for the treatment of multiple solid tumors such as head and neck cancer, triple-negative breast cancer and melanoma. We have held a pre-IND meeting with FDA to discuss the filing of our IND application for the clinical development of CLD-201. We anticipate commencing a Phase 1 clinical trial for SNV1 during the first half of 2025.

CLD-301 (AAA) for Multiple Indications. We are also currently engaged in early discovery research involving Adult Allogeneic Adipose-derived (“AAA”) stem cells for various indications and therapies. These AAA stem cells are theoretically multipotent, differentiating along the adipocyte, chondrocyte, myocyte, neuronal, and osteoblast lineages, and may have the ability to serve in other capacities, such as providing hematopoietic support and gene transfer with potential applications for repair and regeneration of acute and chronically damaged tissues. Pre-clinical studies involving toxicity and efficacy will be needed before an IND application may be filed with the FDA.

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Our subsidiary Nova Cell, Inc. (“Nova Cell”) was formed to be a technology service provider that develops innovative stem cell-based products using our cellular manufacturing process. Through Nova Cell we anticipate expanding potential uses from oncology to other fields that require regenerative medical applications, such as cosmetics, orthopedics, auto-immune diseases, and various other therapies.

CLD-400 (RTNova) for Lung cancer and Metastatic Solid Tumors, our pre-clinical program involving enveloped oncolytic viruses (discovery phase), builds upon our experience of using cells to protect, potentiate and deliver virotherapies. CLD-400 program is derived from research from prior pre-clinical CLD-202 program. RTNova consists of an engineered vaccinia virus enveloped by a cell membrane, that is potentially capable of targeting lung cancer and advanced metastatic disease due to its increased ability to survive in the bloodstream. Metastatic solid tumors involve cancer cells that break away from where they first formed (primary cancer) and travel through the blood or lymph system to form new tumors, known as metastatic tumors, in other parts of the body. In preclinical studies, RTNova has shown early signs of its resistance to human humoral immunity and capability to target multiple distant and diverse tumors and transform their microenvironments leading to their elimination. In addition, the program has shown potential synergistic effects with other immunotherapies, including cell therapies, to attack and eliminate disseminated solid tumors.

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates and undertaking preclinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations primarily through private sales of common stock, convertible preferred stock, contingently convertible and convertible promissory notes, term loans, lines of credit, and Simple Agreements for Future Equity (“SAFE”). These investments have included and have been made by various related parties, including our largest investor and Chief Executive Officer and Chairman of the Board of Directors.

Since inception, we have incurred significant operating losses. Our net loss was $5.1 million and $18.1 million for the three and nine months ended September 30, 2024, respectively. As of September 30, 2024, we had an accumulated deficit of $117.6 million. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel and operate as a public company.

Changes in economic conditions, including rising interest rates, public health issues, including the COVID-19 pandemic and its aftereffects, lower consumer confidence, volatile equity capital markets and ongoing supply chain disruptions and the impacts of geopolitical conflicts, may also affect our business.

We will not generate revenue from product sales unless and until we successfully complete clinical development and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter into a third-party commercialization partnership, we expect to incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our inability to raise capital or enter into such agreements as, and when needed, could have a material adverse effect on our business, results of operations and financial condition.

Based on our operating plan, we believe we do not have sufficient cash on hand to support current operations for at least one year from the date of issuance of our unaudited condensed consolidated financial statements as of, and for the three and nine months ended September 30, 2024. We have concluded that this circumstance raises substantial doubt about our ability to continue as a going concern. See Note 1 to our unaudited condensed consolidated financial statements. In addition, we will be required to raise additional capital through the issuance of our equity securities to support our operations which will have an ownership and economic dilutive effect to our current shareholders who purchased their shares of common stock at prices above our current trading price, and such capital raising may adversely affect the price of our common stock. Further, the sale of or the perception of a sale of a substantial number of our common stock by certain selling securityholders pursuant to another registration statement filed with the SEC will adversely affect the price of our common stock due to our limited trading volume and adversely affect the share price that we may obtain in future financings and may adversely affect our ability to conduct and complete future financings.

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Recent Issuances of shares of common stock

At the Market Offering Agreement

On October 11, 2024, the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Ladenburg”), pursuant to which the Company, from time to time, sold shares of common stock in “at the market” offerings through or to Ladenburg, acting as agent or principal, shares of the Company’s common stock, initially having an aggregate offering price of up to $5.1 million. Sales of the shares of common stock, were made at prevailing market prices at the time of the sale, or as otherwise agreed with Craig-Hallum. During the period from October 11, 2024, through January 10, 2025, the Company issued a total of 2,197,181 shares of common stock pursuant to the Sales Agreement for aggregate gross proceeds of $3.6 million.

Securities Purchase Agreement

On October 23, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, (i) in a registered offering, 2,050,000 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $1.00 per share, and (ii) in a concurrent private placement, Series E common stock purchase warrants to purchase up to 2,050,000 shares of Common Stock (the “Series E Common Warrants”) and Series F common stock purchase warrants to purchase up to 2,050,000 shares of Common Stock (the “Series F Common Warrants” and together with the Series E Common Warrants, the “Common Warrants”). Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.”

The Series E Common Warrants are exercisable on the date that is six (6) months from the date of issuance for a term of one (1) year from the initial exercise date and have an exercise price of $1.13 per share of Common Stock, and the Series F Common Warrants are exercisable on the date that is six (6) months from the date of issuance for a term of five (5) years from the initial exercise date and have an exercise price of $1.13 per share of Common Stock. The Common Warrants may be exercisable via “cashless exercise” in certain circumstances.

The closing of the Transactions took place on October 24, 2024. The gross proceeds from the Transactions were approximately $2.1 million, before deducting placement agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants or Placement Agent Warrants (as defined below). The shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the Securities Exchange Commission on October 10, 2024.

The Common Warrants and the Common Warrant Shares were issued in a concurrent private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On October 23, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc., as the placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the Transactions. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the Transactions, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 102,500 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the registered direct offering, at an exercise price per share equal to $1.25, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

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Public Offering – November 2024

On November 14, 2024, we entered into a Placement Agency Agreement (the “Agreement”) with the Placement Agent, pursuant to which the Company issued in a public offering 4,437,869 shares of the Company’s Common Stock (the “Shares”), at a purchase price of $1.69 per Share. The closing of the offering took place on November 15, 2024. The gross proceeds from the offering were approximately $7.5 million, before deducting Placement Agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Placement Agent Warrants (as defined below).

The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the Securities Exchange Commission on October 10, 2024, and a prospectus supplement dated November 14, 2024 and the base prospectus included therein.

Pursuant to the terms of the Agreement, and subject to certain exceptions as set forth therein, the Company agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the closing of the offering. In addition, each of the Company and the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of fifteen (15) days and ninety (90) days, respectively, from the closing of the offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. Notwithstanding, the Company’s Chief Executive Officer, after twenty-five (25) days and until the end of the lock-up period, may, to address personal tax planning strategies, sell no more than 10,000 shares of Common Stock. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Pursuant to the Agreement, the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the offering. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the offering, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 221,893 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the offering, at an exercise price per share equal to $2.1125, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

Public Offering – January 2025

On January 9, 2025, we entered into a Placement Agency Agreement (the “Agreement”) with the Placement Agent, pursuant to which the Company issued in a public offering 5,000,000 shares of the Company’s Common Stock (the “Shares”), at a purchase price of $0.85 per Share. The closing of the offering took place on January 10, 2025. The gross proceeds from the offering were approximately $4.25 million, before deducting Placement Agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Placement Agent Warrants (as defined below).

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The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the Securities Exchange Commission on October 10, 2024, and a prospectus supplement dated January 9, 2025 and the base prospectus included therein.

Pursuant to the terms of the Agreement, and subject to certain exceptions as set forth therein, the Company agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the closing of the offering. In addition, each of the Company and the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of fifteen (15) days and ninety (90) days, respectively, from the closing of the offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Pursuant to the Agreement, the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the offering. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the offering, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 250,000 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the offering, at an exercise price per share equal to $1.0625, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of the Company’s common stock, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which Calidi is deemed to be a large accelerated filer, which means the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

Our principal executive offices are located at 4475 Executive Drive, Suite 200, San Diego, California 92121. Our telephone number is (858) 794-9600. Our website address is www.calidibio.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including to support research and development, including clinical trials, and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 330,000,000 shares of common stock, $0.0001 par value per share, of which Three Hundred Twelve Million (312,000,000) are designated as Voting Common Stock (“Common Stock”) and Eighteen Million (18,000,000) are designated as Non-Voting Common Stock (the “Non-Voting Common Stock”). As of January 10, 2025, there were 27,881,677 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting Power

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a plurality of votes cast can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock may issue may be entitled to elect. Subject to supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

The shares of Non-Voting Common Stock shall automatically convert into shares of Common Stock on a one-to-one basis at such time that such shares of Non-Voting Common Stock are released from the escrow account holding such shares in accordance with the Merger Agreement and the escrow agreement governing such escrow account.

Dividends

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock will be entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

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Preemptive or Other Rights

Holders of Common Stock are not be entitled to preemptive rights, and the Common Stock is not subject to conversion, redemption or sinking fund provisions.

Election of Directors

The Charter and the Bylaws establish a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our Charter does not provide for cumulative voting for the election of directors.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of our Preferred Stock, par value $0.0001 per share, from time to time in one or more series. As of the date of this prospectus, there were no shares of our Preferred Stock issued and outstanding.

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to establish the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series, in each case without further vote or action by the stockholders. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of us or the removal of our existing management.

Issuance of Preferred Stock

A prospectus supplement relating to the issuance of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

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●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

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●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Transfer Agent and Registrar

The transfer agent for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is currently traded on the NYSE American LLC under the symbol “CLDI”.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

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●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934 (the “Exchange Act”). Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Calidi Biotherapeutics, Inc., as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, as appearing in Calidi Biotherapeutics, Inc.’s Current Report on Form 8-K dated January 10, 2025, for the year ended December 31, 2023 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as may be amended. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.calidibio.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the years ended December 31, 2023, which were filed with the SEC on March 15, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 which were filed with the SEC on May 14, 2024, August 13, 2024, and November 12, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 12, 2024; April 1, 2024; April 18, 2024; April 19, 2024; May 16, 2024; May 17, 2024; May 31, 2024; June 4, 2024; June 12, 2024; June 26, 2024; July 8, 2024; July 15, 2024; July 29, 2024; August 20, 2024; September 24, 2024; September 30, 2024; October 11, 2024; October 18, 2024 ; October 24, 2024; November 13, 2024; November 15, 2024; January 10, 2025; and January 10, 2025.

●	the description of our common stock contained in Exhibit 4.(vi) of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-40789); and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing to, or calling us, at: Calidi Biotherapeutics, Inc., 4475 Executive Drive, Suite 200, San Diego, California 92121, Attention: Wendy Pizarro, Chief Legal Officer and Secretary, telephone number (858) 794-9600.

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Calidi Biotherapeutics, Inc.

Up To       Common Stock Units

Each Common Stock Unit Consisting of One Share of Common Stock

One Series J Warrant to Purchase One Share of Common Stock

One Series K Warrant to Purchase One Share of Common Stock, and

One Series L Warrant to Purchase One Share of Common Stock

Up to          Pre-Funded Warrant Units

Each Pre-Funded Warrant Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock

One Series J Warrant to Purchase One Share of Common Stock

One Series K Warrant to Purchase One Share of Common Stock, and

One Series L Warrant to Purchase One Share of Common Stock

Up to       Shares of Common Stock Underlying the Pre-Funded Warrants

Up to       Shares of Common Stock Underlying the Series J Warrants

Up to       Shares of Common Stock Underlying the Series K Warrants

Up to       Shares of Common Stock Underlying the Series L Warrants

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Ladenburg Thalmann

March    , 2026